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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Devon Energy Corporation:


We consent to the incorporation by reference in the registration statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553)
on Form S-8, the Registration Statement (File No. 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-83156) on Form S-3 of Devon Energy Corporation of our report dated July 12, 2002, with respect to the statement of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of January 31, 2002, and the related statement of changes in net assets available for plan benefits for the year ended January 31, 2002, which report appears in the Form 11-K of Devon Energy Corporation herein.




                                               KPMG LLP



Oklahoma City, Oklahoma
July 29, 2002